Exhibit 10.1.36


                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of the 16th day of March, 2001, between CONSECO, INC., an Indiana corporation ("Company"), and Charles B. Chokel ("Executive").

                                    RECITALS

         WHEREAS, the services of Executive, and his managerial and professional experience, are of great value to the Company;

         WHEREAS, the Company deems it to be essential for it to have the benefit and advantage of the services of the Executive for an extended period; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

         1. Employment. The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

         2. Term. The effective date of this Agreement shall be March 16, 2001 (the "Effective Date"). Subject to the provisions for termination as provided in
Section 10 hereof, the term of this Agreement shall be the period beginning March 16, 2001, and ending March 15, 2004, and it shall be automatically renewed for successive two (2) year periods commencing on March 16, 2004 and every other March 16 thereafter unless either party elects not to renew this Agreement by serving written notice of such intention not to renew on the other party at least 180 days prior to such March 16. If such an election is made, this Agreement shall remain in full force and effect for the remaining original term ending March 15, 2004 or, if this Agreement has been renewed, the remainder of the renewal period relating to the last such renewal, subject to the provisions for termination as provided in Section 10 hereof. The Basic Employment Period as used in this Agreement shall mean the original term ending March 15, 2004 or, if this Agreement has been renewed, the 2-year period relating to the last renewal.

         3. Duties. Executive is engaged by the Company in an executive capacity as its chief financial officer. Executive shall report to the Chief Executive Officer regarding the performance of his duties and shall be subject to the direction and control of the Board of Directors of the Company (sometimes referred to herein as the "Board") and the Chief Executive Officer. Executive's position with the Company shall be Executive Vice President and Chief Financial Officer, and such other positions as may be determined from time to time by the Board. At the first meeting of the Board following the commencement of his employment, Executive shall be elected as a member of the Board, and it is contemplated that, in connection with each annual meeting of shareholders of the Company thereafter during the term hereof, at which Executive's term as a director expires, the Board will nominate Executive for election as a member of the Board.

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         4. Extent of Services. Executive, subject to the direction and control of the Chief Executive Officer and the Board, shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. The Company agrees to provide to Executive such assistance and work accommodations as are suitable to the character of his positions with the Company and adequate for the performance of his duties. Executive shall devote his entire employable time, attention and best efforts to the business of the Company, and shall not, without the consent of the Company, during the term of this Agreement be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Executive from serving on boards of professional, community, civic, education, charitable and corporate organizations on which he presently serves or may choose to serve or investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made. For purposes of this Agreement, full- time employment shall be the normal work week for individuals in comparable executive positions with the Company.


         5. Compensation.

            (a) As compensation for services hereunder rendered during the term hereof, Executive shall receive a base salary ("Base Salary") of Seven Hundred Thousand Dollars ($700,000) per year payable in equal installments in accordance with the Company's payroll procedure for its salaried employees. Salary payments and other payments under this Agreement shall be subject to withholding of taxes and other appropriate and customary amounts. Executive may receive increases in his Base Salary from time to time, based upon his performance in his executive and management capacity. The amounts of any such salary increases shall be approved by the Board or the Compensation Committee of the Board upon the recommendation of the Chief Executive Officer.

            (b) In addition to Base Salary, Executive may receive such other bonuses or incentive compensation as the Compensation Committee or the Board may approve from time to time, upon the recommendation of the Chief Executive Officer, with a target equal to one times Executive's Base Salary then in effect (the "Target Bonus), but not in excess of two times his Base Salary with respect to any calendar year.

            (c) Executive shall also receive a signing bonus of One Million Dollars ($1,000,000), payable on the first salary payment date following the commencement of employment. If Executive voluntarily terminates his employment with the Company prior to the first anniversary of the date of this Agreement, he will immediately pay the Company a pro rata portion of such signing bonus (based on the portion of the 1-year period remaining after the date of such termination of employment).

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            (d) On the effective date of this Agreement, the Company shall issue to Executive five hundred thousand (500,000) shares of Restricted
         Stock, which restrictions shall lapse (A) as to one third of the shares if Executive remains an employee of the Company through the first anniversary of the date of this Agreement, (B) as to an additional one-third of the shares if Executive remains an employee of the Company through the second anniversary of the date of this Agreement, and (C) as to the remaining shares if Executive remains an employee through the third anniversary of the date of this Agreement; however, the restrictions shall lapse earlier upon a "change in control" (as defined in Section 10) of the Company or in the event this Agreement is terminated by the Company and such termination is not pursuant to the last sentence of Section 10(a) or for "just cause" (as defined in Section 10). Dividends, if any, on the Restricted Stock will be paid to Executive as compensation during the restriction period. Executive agrees that he will notify the Company if he makes the election provided for in Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the Restricted Stock. The award of Restricted Stock shall be on such other terms and conditions contained in the Restricted Stock Agreement in the form attached hereto as Annex 1.

            (e) The Company shall grant to Executive a non-qualified stock option (the "Initial Option") to purchase One Million (1,000,000) shares of common stock of the Company at $13.885 per share of common stock. Twenty percent (20%) of the shares underlying the Initial Option shall vest immediately but shall not be exercisable prior to March 16, 2003, and the balance shall vest in four equal annual increments of twenty percent (20%) each commencing March 16, 2002 and continuing each March 16 thereafter through March 16, 2005; provided, however, that the Initial Option shall vest in full upon a "change in control" of the Company as defined in the Non-Qualified Stock Option Agreement governing the terms and conditions of the Initial Option and in the form attached hereto as Annex 2. The Initial Option shall have a scheduled expiration date (assuming continued employment) on the 10th anniversary date of this Agreement.

            (f) The Company shall provide Executive with a nonqualified supplemental retirement benefit (the "Supplemental Retirement Benefit") provided for in this subsection. The Supplemental Retirement Benefit shall provide for annual payments in an amount equal to Five Hundred Thousand Dollars ($500,000) per year to be made to Executive or his beneficiary commencing when Executive attains age 65 and terminating upon the death of Executive. The Supplemental Retirement Benefit shall be fully vested (A) on March 16, 2004, if Executive remains an employee of the Company through March 15, 2004, or (B) upon a "change in control" (as defined in Section 10 of this Agreement) of the Company. Notwithstanding any provision of this Agreement to the contrary, the Supplemental Retirement Benefit shall not be reduced, suspended or otherwise

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         affected as a result of any termination of Executive's employment under this Agreement after March 15, 2004.

         6. Fringe Benefits.

            (a) Executive shall be entitled to participate in such existing employee benefit plans (including, but not limited to, annual option grants, if any, under stock option plans of the Company) and insurance programs offered by the Company, or which it may adopt from time to time, for its executive management or supervisory personnel generally, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed so as to prevent the Company from modifying or terminating any employee benefit plans or programs, or employee fringe benefits, it may adopt from time to time.

            (b) During the term of this Agreement, the Company shall pay Executive a monthly automobile allowance in the amount of Six Hundred Dollars ($600), and the Company shall pay directly or shall reimburse Executive for the cost of fuel that he incurs in using his automobile.

            (c) Executive shall be entitled to four (4) weeks vacation with pay for each year during the term hereof.

            (d) Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Executive for all such reasonable expenses upon Executive's periodic presentation of an itemized account of such expenditures.

            (e) The Company shall, upon periodic presentation of satisfactory evidence and to a maximum of Ten Thousand Dollars ($10,000) per each year of this Agreement, reimburse Executive for reasonable medical expenses incurred by Executive and his dependents which are not otherwise covered by health insurance provided to Executive under
         Section 6(a).

            (f) During the term of this Agreement, the Company shall at its expense maintain a term life insurance policy or policies on the life of Executive in the face amount of Five Hundred Thousand Dollars ($500,000), payable to such beneficiaries as Executive may designate.

             (g) The parties acknowledge that, to perform his duties hereunder, Executive is required to relocate his permanent place of residence to Central Indiana (the "Relocated Residence"). The Company shall pay all reasonable and customary costs and expenses of Executive and his household connected with their relocation to the Relocated Residence, including, without limitation:

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         (i) reasonable and customary moving expenses, (ii) reasonable and customary real estate broker and attorneys' fees and other closing costs related to the sale, sublease or other disposition of his current residence and the acquisition of the Relocated Residence; and (iii) reasonable and customary costs and expenses in connection with a reasonable number of round trips to be taken by, and allocated among, Executive and his spouse to the Central Indiana area to locate the Relocated Residence.

         7. Disability. If Executive shall become physically or mentally disabled during the term of this Agreement to the extent that his ability to perform his duties and services hereunder is materially and adversely impaired, his Base Salary, bonus and other compensation provided herein shall continue while he remains employed by the Company; provided, that if such disability (as confirmed by competent medical evidence) continues for at least nine (9) consecutive months, the Company may terminate Executive's employment hereunder in which case the Company shall immediately pay Executive a lump sum payment equal to one-half of the sum of his annual Base Salary and bonus with respect to the most recent fiscal year then ended and, provided further, that no such lump sum payment shall be required if such disability arises primarily from: (a) chronic depressive use of intoxicants, drugs or narcotics, or (b) intentionally self- inflicted injury or intentionally self-induced sickness; or (c) a proven unlawful act or enterprise on the part of Executive.

         8. Disclosure of Information. Executive acknowledges that in and as a result of his employment with the Company, he has been and will be making use of, acquiring and/or adding to confidential information of the Company of a special and unique nature and value. As a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in
Section 5, as well as any additional benefits stated herein, Executive covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential information that has been obtained by or disclosed to him as a result of his employment with the Company, except to the extent that such confidential information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment, or (c) is necessary to perform properly Executive's duties under this Agreement. Upon the termination of this Agreement, Executive shall return all materials obtained from or belonging to the Company which he may have in his possession or control.

         9. Covenants Against Competition and Solicitation. Executive acknowledges that the services he is to render to the Company are of a special and unusual character, with a unique value to the Company, the loss of which cannot

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adequately be compensated by damages or an action at law. In view of the unique value to the Company of the services of Executive for which the Company has contracted hereunder, because of the confidential information to be obtained by, or disclosed to, Executive as herein above set forth, and as a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in Section 5, as well as any additional benefits stated herein, and other good and valuable consideration, Executive covenants and agrees that throughout the period Executive remains employed hereunder and for one year thereafter, Executive shall not, directly or indirectly, anywhere in the United States of America (i) render any services, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by, any other corporation, person or entity engaged in the business of selling or providing life, accident or health insurance products or services; (ii) render any services, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by, any other corporation, person or entity engaged in the business of selling or providing any lending or other financial products or services that are competitive with the lending or other financial products or services sold or provided by the Company or its subsidiaries, (iii) in any manner compete with the Company or any of its subsidiaries; (iv) solicit or attempt to convert to other insurance carriers, finance companies or other corporations, persons or other entities providing these same or similar products or services provided by the Company and its subsidiaries, any customers or policyholders of the Company, or any of its subsidiaries; or (v) solicit for employment or employ any employee of the Company or any of its subsidiaries. The covenants of Executive in this Section 9 shall be void and unenforceable in the event of a Control Termination of this Agreement as defined in Section 10 below. Should any particular covenant or provision of this Section 9 be held unreasonable or contrary to public policy for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by any restrictive covenant or provision, the Company and Executive acknowledge and agree that such covenant or provision shall automatically be deemed modified such that the contested covenant or provision shall have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law.

         10. Termination.

             (a) Either the Company or Executive may terminate this Agreement at any time for any reason upon written notice to the other. This Agreement shall also terminate upon (i) the death of Executive or (ii) termination by the Company after disability of Executive pursuant to
         Section 7.

             (b) In the event this Agreement is terminated by the Company and such termination is not pursuant to the last sentence of (a) above or for "just cause" as defined in (f) below or such termination constitutes a Control Termination as defined in (e) below, Executive shall be entitled to receive an

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         amount equal to (i) two times Executive's Base Salary as of the date of such termination, as determined pursuant to Section 5(a) hereof, (ii) the bonus payable pursuant to Section 5(b) for the calendar year prior to such termination (such annual bonus shall be deemed to be $700,000 if the termination occurs prior to January 1, 2002), and (iii) all other unpaid amounts previously accrued or awarded pursuant to any other provision of this Agreement; and, in addition, the award of Restricted Stock provided for in Section 5(d) and the Supplemental Retirement Benefit shall fully vest as of the termination date. In addition, in the event this Agreement is terminated by the Company or by Executive and such termination constitutes a Control Termination, as defined in (f) below, all of the shares underlying the Initial Option provided for in Section 5(e) shall fully vest as of the termination date.

             (c) In the event this Agreement is terminated by the death of Executive, is terminated by the Company for "just cause" as defined in
         (f) below, or is terminated by Executive and such termination does not constitute a Control Termination as defined in (e) below, Executive shall be entitled to receive Executive's Base Salary as provided in
         Section 5(a) accrued but unpaid as of the date of termination, and all other unpaid amounts previously accrued or awarded pursuant to any other provision of this Agreement.

             (d) The term "Control Termination" as used herein shall mean
         (A) termination of this Agreement by the Company for any reason, other than death, disability under Section 7, or for "just cause," in anticipation of or not later than two years following a "change in control" of the Company (as defined below), or (B) termination of this Agreement by Executive following "change in control" of the Company (as defined below) upon the occurrence of any of the following events:

                 (i) a significant reduction in the nature or scope of
             Executive's authorities or duties from those in existence immediately prior to the change in control, a reduction in his total compensation from that in existence immediately prior to the change in control or a breach by the Company of any other provision of this Agreement; or

                 (ii) the reasonable determination by Executive that, as a
             result of a change in circumstances significantly affecting his position, he is unable to exercise Executive's authorities, powers, functions or duties in existence immediately prior to the change in control, or

                 (iii) the Company's principal executive offices are moved
             outside the geographic area comprised of Marion County, Indiana, and the seven contiguous counties or Executive is required to work at a location other than the Company's principal executive offices.

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             The term "change in control" shall mean the acquisition by any
         "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the then outstanding securities of the Company entitled to vote with respect to the election of the Company's Board of Directors.

             Upon the occurrence of a change in control, the Company shall promptly notify Executive in writing of the occurrence of such event (such notice, the "Change in Control Notice"). If the Change in Control Notice is not given within 10 days after the occurrence of a change in control the period specified in clause (d)(A) of this Section 10 shall be extended until the second anniversary of the date such Change in Control Notice is given.

             (e) For purposes of this Agreement "just cause" shall mean:

                 (i) a material breach by Executive of this Agreement, or
             willful malfeasance or fraud or dishonesty of a substantial nature in performing Executive's services on behalf of the Company, which is in each case (A) willful and deliberate on Executive's part and committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and (B) not remedied by Executive in a reasonable period of time after receipt of written notice from the Company specifying such breach;

                 (ii) Executive's use of alcohol or drugs which interferes with the performance of his duties hereunder or which compromises the integrity and reputation of the Company, its employees, and products;

                 (iii) Executive's conviction by a court of law, or admission that he is guilty, of a felony or other crime involving moral turpitude; or

                 (iv) Executive's absence from his employment other than as a result of Section 7 hereof, for whatever cause, for a period of more than one (1) month, without prior written consent from the Company.

             The Company may not terminate Executive's employment for "just cause" unless:

                 (i) the Company provides Executive with at least thirty (30)
             days advance written notice (the "Notice of Consideration") of its intent to consider termination of Executive's employment for "just cause," including a

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             description of the specific reasons which form the basis for such consideration;

                 (ii) for a period of not less than fifteen (15) days after the date Notice of Consideration is provided, Executive shall have the opportunity to appear before the Board, with or without legal representation, at Executive's election, to present arguments and evidence on his own behalf; and

                 (iii) following the presentation to the Board as provided in
             (ii) above or Executive's failure to appear before the Board at a date and time specified in the Notice of Consideration (which date shall not be less than fifteen (15) days after the date the Notice of Consideration is provided), Executive may be terminated for "just cause" only if the Board, by the affirmative vote of all of its members (excluding Executive), determines that the actions or inactions of Executive specified in the Notice of Consideration occurred, that such actions or inactions constitute "just cause," and that Executive's employment should be terminated for "just cause."

Unless the Company complies with the requirements of this subsection (e), any termination of employment shall be deemed a termination by the Company without "just cause." After providing a Notice of Consideration pursuant to the provision of this subsection (e), the Board may, by the affirmative vote of all of its members (excluding Executive), suspend Executive with pay until a final determination pursuant to this subsection has been made.

         11. Tax Indemnity Payments.

             (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise but determined without regard to any additional payments required under this Section 11 (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any successor provision (collectively, ASection 4999"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any Federal, state or local income and employment taxes and Excise Tax (and any interest and penalties imposed with respect to any such taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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             (b) Subject to the provisions of Section 11(c), all determinations required to be made under this Section 11, including whether and when a Gross- Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 11, shall be paid by the Company to Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made by the Company ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 11(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

         (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require a payment by the Company, or a change in the amount of the payment by the Company of, the Gross-Up Payment. Such notification shall be given as soon as practicable after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided that the failure to give any notice pursuant to this Section 11(c) shall not impair Executive's rights under this Section 11 except to the extent the Company is materially prejudiced thereby. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies

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         Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                 (1) give the Company any information reasonably requested by the Company relating to such claim,

                 (2) take such action in connectio with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                 (3) cooperate with the Company in good faith in order
             effectively to contest such claim, and

                 (4) permit the Company to participate in any proceedings
             relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income, employment or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 11(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income, employment or other tax (including interest or penalties with respect to any such taxes) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive

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             shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

             (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 11(c), Executive becomes entitled to receive, and receives, any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 11(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 11(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         12. Character of Termination Payments. The amounts payable to Executive upon any termination of this Agreement shall be considered severance pay in consideration of past services rendered on behalf of the Company and his continued service from the date hereof to the date he becomes entitled to such payments. Executive shall have no duty to mitigate his damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such other compensation.

         13. Arbitration of Disputes; Injunctive Relief.

             (a) Except as provided in paragraph (b) below, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by the Company, one by Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the

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         enforcement of any arbitration award in court, regardless of the final outcome, unless the arbitrators shall determine that under the circumstances recovery by Executive of all or a part of any such fees and costs and expenses would be unjust.

             (b) Executive acknowledges that a breach or threatened breach by Executive of Sections 8 or 9 of this Agreement will give rise to irreparable injury to the Company and that money damages will not be adequate relief for such injury. Notwithstanding paragraph (a) above, the Company and Executive agree that the Company may seek and obtain injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and/or permanent injunctions, in a court of proper jurisdiction to restrain or prohibit a breach or threatened breach of Section 8 or 9 of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

         14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence, in the case of Executive, or to the business office of its Chief Executive Officer, in the case of the Company.

         15. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

         16. Entire Agreement. This instrument contains the entire agreement of the parties and supersedes all prior agreements between them. This agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         17. Binding Agreement and Governing Law; Assignment Limited. This Agreement shall be binding upon and shall inure to the benefit of the parties and their lawful successors in interest and shall be construed in accordance with and governed by the laws of the State of Indiana. This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of its rights or obligations hereunder without the prior written consent of the other.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  CONSECO, INC.


                                  By: /s/ Gary C. Wendt
                                      ---------------------------
                                      Gary C. Wendt
                                      Chairman of the Board

                                      "Company"



                                      /s/ Charles B. Chokel
                                      ---------------------------
                                      Charles B. Chokel

                                      "Executive"



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